CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 30, 2024, with respect to the financial statements of Abacus Settlements, LLC included in the Annual Report of Abacus Life, Inc. on Form 10-K for the period January 1, 2023 to June 30, 2023 and for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statement of Abacus Life, Inc. on Form S-8 (File 333-275179).
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 12, 2024